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                           UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                  ----------------------------------

                              FORM 8-K
                           Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2000
                                                ----------------------


                     The Pep Boys - Manny, Moe & Jack
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

            Pennsylvania               1-3381               23-0962915
   -------------------------------   -----------   ---------------------------
   (State or other jurisdiction of   (Commission   (I.R.S. Employer ID number)
    incorporation or organization)    File No.)


      3111 W. Allegheny Ave. Philadelphia, PA           19132
      ----------------------------------------        ----------
      (Address of principal executive offices)        (Zip code)

                                 215-430-9000
            ----------------------------------------------------
            (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed from last report)

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Item 5. Other Events.
        -------------

The Company recently completed the restructuring of its revolving line of credit and certain operating leases providing for up to $368 million in credit availablity.

The new $325 million revolving line of credit extended by Congress Financial Corporation is secured primarily by the Company's merchandise inventory pursuant to the terms of the Loan and Security Agreement attached hereto as
Exhibit 10.1. One hundred million dollars of this line has been allocated to the new operating leases.

The new $143 million in operating leases were arranged by First Union National Bank pursuant to the terms of the Participation Agreement attached hereto as
Exhibit 10.2.  The Master Lease Agreement is attached hereto as Exhibit 10.3

The Company's press releases announcing this restructuring are attached as Exhibits 99.1 and 99.2.






Item 7. Financial Statements and Exhibits.
        ----------------------------------

        (c)       Exhibits.

        10.1      Loan and Security Agreement

        10.2      Participation Agreement

        10.3      Master Lease Agreement

        99.1      Press Release issued September 18, 2000

        99.2      Press Release issued September 25, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           THE PEP BOYS - MANNY, MOE & JACK


                           By: /s/ George Babich, Jr.
                               --------------------------------------
                               George Babich, Jr.
                               Senior Vice President
                               and Chief Financial Officer


Date:  October 18, 2000

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                                  EXHIBIT INDEX


Exhibit
Number                  Description
-------                 --------------

10.1                    Loan and Security Agreement

10.2                    Participation Agreement

10.3                    Master Lease Agreement

99.1                    Press Release issued September 18, 2000

99.2                    Press Release issued September 25, 2000